Exhibit 99.1

FOR IMMEDIATE RELEASE

December 20, 2023

Peter Poli

Chief Financial Officer

peter.poli@trackgrp.com

Track Group Reports Fiscal 2023 Financial Results

NAPERVILLE, ILLINOIS – Track Group, Inc. (OTCQB: TRCK), a global leader in offender tracking and monitoring services, today announced financial results for its fiscal year ended September 30, 2023 (“FY23”). In FY23, the Company posted (i) total revenue of $34.5 Million (“M”), a decrease of approximately 6.7% over total revenue of $37.0M for the year ended September 30, 2022 (“FY22”); (ii) FY23 operating loss of ($1.5M) compared to FY22 operating loss of ($2.1M); and (iii) net loss attributable to common shareholders of ($3.4M) in FY23 compared to net loss attributable to common shareholders of ($7.4M) in FY22.

“Notwithstanding the challenges in the fiscal year ended September 30, 2023, the Company’s recently awarded contracts, growth with existing customers, and our pipeline for new business are more robust than at any other time in my tenure as CEO since January 1, 2018.  Due to a rising trend in bail reform, our new statewide pretrial contract is showing growth, as are some of the other ten (10) new contracts won in FY23. Our expertise supervising high-risk populations uniquely positions us to address bipartisan concerns across the U.S., where bail reform initiatives are taking shape. As these contracts are fully implemented in the next fiscal year, we reiterate that the Company anticipates growth in revenue and operating income,” said Derek Cassell, Track Group’s CEO.

FINANCIAL HIGHLIGHTS

●

Total FY23 revenue of $34.5M was down approximately 6.7% compared to FY22 revenue of $37.0M. The drop in revenue was caused by less activity at customers in the U.S. and Canada offset by increases in revenue for our customer in Chile.

●

Gross profit of $15.3M in FY23 was down approximately 12% compared to FY22 gross profit of $17.4M due to a decrease in revenue, higher device repair costs and nominally higher depreciation and amortization costs offset by lower monitoring center costs, lower communication costs, lower commission costs and lower product sales costs.

●

Operating loss in FY23 of ($1.5M) improved compared to the operating loss of ($2.1M) in FY22. The improvement in net loss in FY23 is primarily due to the impairment charge of $1.7M associated with the discontinuance of two product lines in FY22 and the decrease in depreciation and amortization that resulted from the impairment.

●

Adjusted EBITDA for FY23 of $3.8M, compared to $6.6M for FY22 due to the drop in revenue, gross profit and the increase in certain operating expenses. Adjusted EBITDA in FY23 as a percentage of revenue declined to 11.1%, compared to 18.0% for FY22 for the same reasons.

●

Cash balance of $4.1M for FY23, compared to $5.3M for FY22. The change in cash position was principally due to the reinvestment in monitoring technology, offset by a decrease in net operating assets, mainly accounts receivable and prepaid expenses, deposits and other assets.

●	Net loss attributable to shareholders in FY23 was ($3.4M) compared to net loss of ($7.4M) in FY22, a change principally attributable to the changes in the Company’s operating performance.

Business Outlook

Despite the carryover of challenges created by supply chain delays, the Coronavirus, and the phase-out of our 3G-based cellular devices in the U.S., Track Group remains confident that our reinvestment in technology and the implementation of new programs, which began showing growth in late FY23, will allow us to be well-positioned for a return to growth in FY24.  As a result, the Company’s preliminary outlook for FY24 is as follows:

	Actual				Outlook
	FY 2022		FY 2023		FY 2024
Revenue:	$37.0	M	$34.5	M	$37-40	M

Adjusted EBITDA Margin:	18.0%		11.1%		17-19%

About Track Group, Inc.

Track Group designs, manufactures, and markets location tracking devices; as well as develops and sells a variety of related software, services, and accessories, networking solutions, and monitoring applications. The Company's products and services are designed to empower professionals in security, law enforcement, corrections, and rehabilitation organizations worldwide with single-sourced offender management solutions that integrate reliable intervention technologies to support re-socialization and monitoring initiatives.

The Company currently trades under the ticker symbol "TRCK" on the OTCQB exchange. For more information, visit www.trackgrp.com.

Forward-Looking Statements

Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "believe," "estimate," "expect," "forecast," "intend," "may," "plan," "project," "predict," "if", "should" and "will" and similar expressions as they relate to Track Group, Inc., and subsidiaries ("Track Group") are intended to identify such forward-looking statements. These statements are only predictions and reflect Track Group's current beliefs and expectations with respect to future events and are based on assumptions and subject to risks and uncertainties and subject to change at any time. Track Group may from time-to-time update these publicly announced projections, but it is not obligated to do so. Any projections of future results of operations should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. For a discussion of such risks and uncertainties, see "Risk Factors" in Track Group's annual report on Form 10-K, its quarterly report on Form 10-Q, and its other reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. New risks emerge from time to time. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

Non-GAAP Financial Measures

This release includes financial measures defined as “non-GAAP financial measures” by the Securities and Exchange Commission including non-GAAP EBITDA. These measures may be different from non- GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. Reconciliations of these non-GAAP financial measures are based on the financial figures for the respective period.

Non-GAAP Adjusted EBITDA excludes items included but not limited to interest, taxes, depreciation, amortization, impairment charges, gains and losses, currency effects, one-time charges or benefits that are not indicative of operations, charges to consolidate, integrate or consider recently acquired businesses, costs of closing facilities, stock based or other non-cash compensation or other stated cash and non-cash charges (the “Adjustments”).

The Company believes the non-GAAP measures provide useful information to both management and investors when factoring in the Adjustments. Specific disclosure regarding the Company’s financial results, including management’s analysis of results from operations and financial condition, are contained in the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2023, and other reports filed with the Securities and Exchange Commission. Investors are encouraged to carefully read and consider such disclosure and analysis contained in the Company’s Form 10-K and other reports, including the risk factors contained in such Form 10-K.

TRACK GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF SEPTEMBER 30, 2023 AND 2022

	September 30,	September 30,
	2023	2022
Assets
Current assets:
Cash	$4,057,195	$5,311,104
Accounts receivable, net of allowance for doubtful accounts of $178,095 and $102,570, respectively	4,536,916	6,236,555
Prepaid expense and deposits	610,440	769,006
Inventory, net of reserves of $3,772 and $0, respectively	1,286,194	1,053,245
Other current assets	-	284,426
Total current assets	10,490,745	13,654,336
Property and equipment, net of accumulated depreciation of $1,920,850 and $1,829,588, respectively	115,808	170,329
Monitoring equipment, net of accumulated depreciation of $6,348,695 and $5,950,639, respectively	5,187,092	3,624,101
Intangible assets, net of accumulated amortization of $17,430,846 and $14,804,269, respectively	14,157,294	15,661,417
Goodwill	7,851,466	8,061,002
Deferred tax asset	-	-
Other assets	2,442,154	3,509,655
Total assets	$40,244,559	$44,680,840

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$2,796,712	$2,858,915
Accrued liabilities	2,571,839	3,042,443
Current portion of long-term debt	308,417	456,681
Total current liabilities	5,676,968	6,358,039
Long-term debt, net of current portion	42,801,165	42,979,243
Long-term liabilities	259,359	398,285
Total liabilities	48,737,492	49,735,567

Stockholders’ equity (deficit):
Common stock, $0.0001 par value: 30,000,000 shares authorized; 11,863,758 and 11,863,758 shares outstanding, respectively	1,186	1,186
Series A Convertible Preferred stock, $0.0001 par value: 1,200,000 shares authorized; 0 shares outstanding	-	-
Paid in capital	302,597,115	302,437,593
Accumulated deficit	(309,610,397)	(306,218,889)
Accumulated other comprehensive loss	(1,480,837)	(1,274,617)
Total equity (deficit)	(8,492,933)	(5,054,727)
Total liabilities and stockholders’ equity (deficit)	$40,244,559	$44,680,840

TRACK GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME/(LOSS)

FOR THE FISCAL YEARS ENDED SEPTEMBER 30, 2023 AND 2022

	2023	2022
Revenue:
Monitoring and other related services	$33,503,687	$35,768,090
Product sales and other	972,178	1,200,409
Total revenue	34,475,865	36,968,499

Cost of revenue:
Monitoring, products and other related services	15,915,300	16,377,573
Depreciation and amortization	3,263,490	3,237,970
Total cost of revenue	19,178,790	19,615,543

Gross profit	15,297,075	17,352,956

Operating expense:
General & administrative	10,275,695	12,462,931
Selling & marketing	2,842,661	2,993,749
Research & development	2,735,060	2,432,448
Depreciation & amortization	987,472	1,563,729
Total operating expense	16,840,888	19,452,857

Operating income (loss)	(1,543,813)	(2,099,901)

Other income (expense):
Interest income	272,775	162,975
Interest expense	(1,960,488)	(1,991,302)
Currency exchange rate gain (loss)	467,868	(1,619,018)
Other income/(expense), net	-	(959,628)
Total other income (expense)	(1,219,845)	(4,406,973)
Net income (loss) before income taxes	(2,763,658)	(6,506,874)
Income tax expense	627,850	883,488
Net income (loss) attributable to common stockholders	(3,391,508)	(7,390,362)
Foreign currency translation adjustments	(206,220)	(220,268)
Comprehensive income (loss)	$(3,597,728)	$(7,610,630)
Net income (loss) per share – basic:
Net income (loss) per common share	$(0.30)	$(0.64)
Weighted average common shares outstanding	11,863,758	11,634,449

Net income (loss) per share – diluted:
Net income (loss) per common share	$(0.30)	$(0.64)
Weighted average common shares outstanding	11,863,758	11,634,449

TRACK GROUP, INC. AND SUBSIDIARIES

NON-GAAP ADJUSTED EBITDA SEPTEMBER 30 (UNAUDITED)

(amounts in thousands, except share and per share data)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2023	2022	2023	2022

Non-GAAP Adjusted EBITDA
Net income (loss) attributable to common shareholders	$(1,245)	$(3,932)	$(3,392)	$(7,390)
Interest expense, net	436	438	1,688	1,828
Depreciation and amortization	1,070	1,104	4,251	4,802
Income taxes (1)	30	163	628	883
Board compensation and stock-based compensation	71	189	385	508
Foreign exchange expense (gain)	505	1,159	(468)	1,619
Settlement of litigation	-	-	-	1,600
Gain on forgiveness of accrued vendor expenses	-	-	-	(633)
Impairment of intangible assets	-	1,729	-	1,729
Other charges, net (2)	149	529	747	1,699
Total Non-GAAP adjusted EBITDA	$1,016	$1,379	$3,839	$6,645
Non-GAAP adjusted EBITDA, percent of revenue	11.8%	15.5%	11.1%	18.0%

Non-GAAP earnings per share – basic:
Weighted average common shares outstanding	11,863,758	11,863,758	11,863,758	11,634,449
Non-GAAP earnings per share	$0.09	$0.12	$0.32	$0.57

Non-GAAP earnings per share – diluted:
Weighted average common shares outstanding	11,863,758	11,863,758	11,863,758	11,634,449
Non-GAAP earnings per share	$0.09	$0.12	$0.32	$0.57

(1)

Currently, the Company has significant U.S. tax loss carryforwards that may be used to offset future taxable income, subject to IRS limitations. However, the Company is still subject to certain state, commonwealth, and other foreign based taxes.

(2)	Other charges may include gains or losses and non-recurring accrual adjustments.